Exhibit 99.1

Rockstar Energy Drink Assets in the United States and Canada

Abbreviated Financial Statements

As of and for the fiscal years ended December 28, 2024 and December 30, 2023

Independent Auditors’ Report

The Board of Directors

PepsiCo, Inc.:

Report on the Audit of the Abbreviated Financial Statements

Opinion

We have audited the abbreviated financial statements of Rockstar Energy Drink Assets in the United States and Canada (“the Company”), which comprise the statement of assets acquired as of December 28, 2024 and December 30, 2023, and the related statement of revenue and direct expenses for the fiscal years then ended, and the related notes (“the abbreviated financial statements”).

In our opinion, the accompanying abbreviated financial statements present fairly, in all material respects, the assets acquired as of December 28, 2024 and December 30, 2023, and the revenue and direct expenses for the fiscal years then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Presentation

We draw attention to Note 1 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Company’s financial position, revenues and expenses. As a result, the abbreviated financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the abbreviated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the abbreviated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the abbreviated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the abbreviated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the abbreviated financial statements

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the abbreviated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

New York, New York

October 31, 2025

Statement of Revenue and Direct Expenses

Rockstar Energy Drink Assets in the United States and Canada

Fiscal years ended December 28, 2024 and December 30, 2023

(in millions)

	2024	2023
Net Revenue	$373	$380
Direct Expenses:
Cost of sales	197	222
Selling, general and administrative expenses	118	140

Net Revenue less Direct Expenses	$58	$18

See accompanying notes to the abbreviated financial statements.

Statement of Assets Acquired

Rockstar Energy Drink Assets in the United States and Canada

December 28, 2024 and December 30, 2023

(in millions)

	2024	2023
ASSETS ACQUIRED
Current Assets
Inventories:
Raw materials and packaging	$5	$10
Finished goods	6	11

Total Current Assets	11	21

Property, plant and equipment	15	16
Accumulated depreciation	(8)	(8)

Property, Plant and Equipment, net	7	8
Indefinite-Lived Intangible Asset	2,076	2,076

Total Assets Acquired	$2,094	$2,105

See accompanying notes to the abbreviated financial statements.

Notes to Abbreviated Financial Statements

Note 1 — Basis of Presentation

Background

On August 28, 2025, PepsiCo, Inc. (PepsiCo or Parent) entered into a transaction agreement (Agreement) with Celsius Holdings, Inc. (Celsius), pursuant to which Celsius acquired, as of the same date, certain Rockstar energy drink assets in the United States (U.S.) and Canada (Rockstar), comprised of the Rockstar brand, inventories at third-party manufacturing sites, equipment at third-party manufacturing sites and Rockstar-branded coolers. Prior to the closing of the transaction on August 28, 2025, PepsiCo and certain of its subsidiaries, through its or their operations, contract manufacturers and other third parties, either independently or in conjunction with third parties, made, marketed, distributed and sold Rockstar energy drink finished goods in the U.S. and Canada. After the closing of the transaction, PepsiCo will continue to distribute Rockstar in most distribution channels in the U.S. and Canada as part of the Agreement.

Basis of Presentation

The accompanying abbreviated financial statements (Financial Statements) have been prepared to be included in a Securities and Exchange Commission form to be filed by Celsius, in accordance with the requirements for abbreviated financial statements set forth in Rule 3-05(e) of Regulation S-X. These Financial Statements have been prepared on the accrual basis of accounting.

The Statement of Assets Acquired includes only the Rockstar assets acquired by Celsius pursuant to the Agreement. Outside of brand, inventories at third-party manufacturing sites, equipment at third-party manufacturing sites and Rockstar-branded coolers, no other assets were acquired by Celsius; no liabilities were assumed by Celsius.

The Statement of Revenue and Direct Expenses presents only direct revenues and expenses attributable to Rockstar, including a reasonable allocation of certain direct expenses as these expenses were not previously recorded or monitored in an isolated manner. For the U.S., revenue and direct expenses encompass manufacturing and marketing Rockstar finished goods, as well as selling to the direct-store-delivery distribution function of PBNA in both U.S. and Canada, PepsiCo franchise bottlers, third-party customers served through customer warehouses and club and e-commerce channel customers. For Canada, revenue and direct expenses encompass manufacturing and marketing Rockstar finished goods in Canada, as well as distributing and selling those finished goods to all third-party customers including those served through direct-store-delivery.

It is impracticable to prepare complete financial statements related to Rockstar, as Rockstar was not a separate legal entity and was never operated as a stand-alone business, operating segment, division or subsidiary by PepsiCo. PepsiCo has never prepared full stand-alone or full carve-out financial statements for Rockstar and has never maintained distinct and separate accounts necessary to prepare such financial statements. As such, these Financial Statements, prepared in accordance with Rule 3-05(e) of Regulation S-X, are based on the Agreement and are not intended to be a complete presentation of the financial condition and results of operations of Rockstar in conformity with U.S. Generally Accepted Accounting Principles (GAAP).

Historically, Rockstar has operated and reported its results as part of the PepsiCo Beverages North America (PBNA) segment of PepsiCo. The Financial Statements are derived from the historical accounting records of PBNA, which are maintained in accordance with GAAP. The Financial Statements are not necessarily indicative of the results of operations that would have occurred or may occur in the future if Rockstar had been a stand-alone business, operating segment, division or subsidiary, due to the omission of certain operating expenses as described below. Certain expenses, such as corporate and administrative, are not tracked or monitored in a manner that would enable the development of full financial statements. These costs include, but are not limited to, interest income or expense and income taxes, as well as general overhead costs, such as costs related to corporate human resources, accounting, legal and other administrative services. As such, only costs directly related to the revenue-generating activities of Rockstar are included in these Financial Statements as permitted by Rule 3-05 of Regulation S-X.

In addition, because Rockstar historically has been managed as part of the operations of PepsiCo, information about Rockstar’s operating, investing and financing cash flows is not available. Therefore, statements of cash flows are not presented in these Financial Statements.

Furthermore, the preparation of the Financial Statements required management to make certain estimates and assumptions that affect reported amounts of assets, revenues and expenses. Estimates used in preparing these Financial Statements include, among other items, sales incentives costs and valuation of the intangible asset. As future events and their effect cannot be determined with precision, actual results could differ significantly from those estimates.

Raw materials, direct labor and plant overhead, as well as purchasing and receiving costs, costs directly related to production planning, inspection costs and raw materials handling facilities, are included in cost of sales. The costs of moving, storing and delivering finished product are included in selling, general and administrative expenses.

The fiscal year for these Financial Statements ends on the last Saturday of each December. Fiscal years ended December 28, 2024 and December 30, 2023 each consisted of 52 weeks. When used in this report, the term “we” means Rockstar. Tabular dollars are presented in millions.

Note 2 — Significant Accounting Policies

Revenue Recognition

Rockstar recognizes revenue when the performance obligation is satisfied. Rockstar’s primary performance obligation (the sales and distribution of beverage products) is satisfied upon delivery of products to customers, which is also when control is transferred. In addition, Rockstar excludes from net revenue all sales, use, value-added and certain excise taxes assessed by government authorities on revenue producing transactions.

In the U.S., revenue reflects sales to the direct-store-delivery distribution function of PBNA in both U.S. and Canada, PepsiCo franchise bottlers, third-party customers served through customer warehouses and club and e-commerce channel customers. Net revenue in the U.S. was $324 million and $333 million for the years ended December 28, 2024 and December 30, 2023, respectively. For Canada, revenue reflects sales of finished goods manufactured in Canada to all third-party customers including those served through direct-store-delivery as there is no intracompany transaction reflecting sales of finished goods to the distribution function. Net revenue in Canada was $49 million and $47 million for the years ended December 28, 2024 and December 30, 2023, respectively. The transfer of control of products to customers is typically based on written sales terms that generally do not allow for a right of return, except in the instance of a product recall or other limited circumstances that may allow for product returns.

Products are sold for cash or on credit terms. Credit terms, which are established in accordance with local and industry practices, typically require payment generally within 30 days of delivery and may allow discounts for early payment.

Total Marketplace Spending

Rockstar offers sales incentives and discounts through various programs to customers and consumers. Total marketplace spending includes sales incentives, discounts, advertising and other marketing activities. Sales incentives and discounts are primarily accounted for as a reduction of revenue and include payments to customers for performing activities on Rockstar’s behalf, such as payments for in-store displays, payments to gain distribution of new products, payments for shelf space and discounts to promote lower retail prices. Sales incentives and discounts also include support provided to the direct-store-delivery distribution function of PBNA and PepsiCo franchise bottlers through funding of advertising and other marketing activities.

A number of sales incentives, such as bottler funding and customer volume rebates, are based on annual targets, and accruals are established during the year, as products are delivered, for the expected payout, which may occur after year end once reconciled and settled. These accruals are based on contract terms and historical experience with similar programs and require management judgment with respect to estimating customer and consumer participation and performance levels. Differences between estimated expense and actual incentive costs are normally insignificant and are recognized in earnings in the period such differences are determined. In addition, certain advertising and marketing costs are also based on annual targets and recognized during the year as incurred.

Advertising and other marketing activities are reported as selling, general and administrative expenses and were $60 million and $67 million, including advertising expenses of $32 million and $38 million, for the years ended December 28, 2024 and December 30, 2023, respectively.

Selling and Distribution Costs

Selling and distribution costs, including the costs of shipping and handling and warehousing activities, are reported as selling, general and administrative expenses and were $47 million and $59 million for the years ended December 28, 2024 and December 30, 2023, respectively.

Research and Development

We engaged in a variety of research and development activities to accelerate growth and drive innovation. Research and development costs are reported as selling, general and administrative expenses and were $1 million and $2 million for the years ended December 28, 2024 and December 30, 2023, respectively.

Indefinite-Lived Intangible Asset

An indefinite-lived intangible asset is not amortized and is assessed for impairment at least annually, using either a qualitative or quantitative approach. This annual assessment is performed during the third quarter, or more frequently if circumstances indicate that the carrying value may not be recoverable. Where we use the qualitative assessment, first we determine if, based on qualitative factors, it is more likely than not that an impairment exists. Factors considered include macroeconomic conditions (including those related to volatile geopolitical conditions and a high interest rate and inflationary cost environment), industry and competitive conditions, legal and regulatory environment, historical financial performance and significant changes in the brand. If the qualitative assessment indicates that it is more likely than not that an impairment exists, then a quantitative assessment is performed.

In the quantitative assessment for an indefinite-lived intangible asset, an assessment is performed to determine the fair value of the indefinite-lived intangible asset. Estimated fair value is determined using discounted cash flows and requires an analysis of several estimates including future cash flows or income consistent with management’s strategic business plans, annual sales growth rates, perpetuity growth assumptions and the selection of assumptions underlying a discount rate (weighted-average cost of capital) based on market data available at the time. Significant management judgment is necessary to estimate the impact of competitive operating, macroeconomic and other factors (including those related to volatile geopolitical conditions and a high interest rate and inflationary cost environment) to estimate future levels of sales, operating profit or cash flows. All assumptions used in the impairment evaluations, such as forecasted growth rates (including perpetuity growth assumptions) and weighted-average cost of capital, are based on the best available market information and are consistent with internal forecasts and operating plans. A deterioration in these assumptions could adversely impact results.

See Note 3 for further information.

Property, Plant and Equipment

Property, plant and equipment is recorded at historical cost. Depreciation is recognized on a straight-line basis over an asset’s estimated useful life. Property, plant and equipment recognized in the Financial Statements relates exclusively to Rockstar operations and Rockstar is the sole user of the assets. The property, plant and equipment consist entirely of machinery and equipment with a useful life of 7-15 years. Depreciation expense was $1 million for each of the years ended December 28, 2024 and December 30, 2023. Depreciation expense is reported within cost of sales and selling, general and administrative expenses in the Statement of Revenue and Direct Expenses.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method.

Foreign Exchange

The activities of Rockstar operations in Canada are accounted for in local currency. The assets of these operations are translated into U.S. dollars at the applicable period-end exchange rate. Revenue and direct operating expense accounts are translated into U.S. dollars using the average exchange rates prevailing during the applicable period.

Note 3 — Indefinite-Lived Intangible Asset

The carrying value for the indefinite-lived intangible asset of the Rockstar brand in the U.S. and Canada is $2,076 million as of December 28, 2024 and December 30, 2023. Rockstar did not recognize any impairment charges for the Rockstar brand in each of the years ended December 28, 2024 and December 30, 2023. For further information on the indefinite-lived intangible asset, see Note 2 and Note 5.

Note 4 — Related Party Transactions

Rockstar has been managed and operated in the normal course of business with other assets and brands of the Parent. Throughout the period covered by the Financial Statements, Rockstar manufactured finished goods for sale to PBNA’s direct-store-delivery distribution function. Accordingly, sales to the Parent have been reflected within the Statement of Revenue and Direct Expenses. PBNA’s direct-store-delivery distribution function then distributes Rockstar to third-party customers. Such sales of finished goods to the Parent are recognized based on a price per unit that is established annually, subject to in-year adjustments for certain market conditions, and varies based on the type of product sold. Related party sales to the Parent were $236 million and $245 million for the years ended December 28, 2024 and December 30, 2023, respectively.

Note 5 — Subsequent Events

Management has evaluated subsequent events through October 31, 2025, the date on which the Financial Statements were issued. Through August 28, 2025, recent business performance of Rockstar, in conjunction with lower expectations of future business performance compared to projections, as well as the transaction described in Note 1, indicated a deterioration of the significant inputs used to determine the fair value of the indefinite-lived intangible asset and required quantitative assessments of impairment. The fair value of the indefinite-lived intangible asset was estimated using discounted cash flows under the income approach, which is considered to be a Level 3 (significant unobservable inputs) measurement, and reflected the most current estimates of future sales and their contributions to operating profit and expected future cash flows (including perpetuity growth assumptions), as well as an increase in the weighted-average cost of capital. As a result of the quantitative assessments, a pre-tax impairment charge of $1,539 million was recognized.